UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

January 15, 2015 (January 12, 2015)

COVER-ALL TECHNOLOGIES INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-13124	13-2698053
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

412 Mt. Kemble Avenue, Suite 110C, Morristown, New Jersey 07960

 (Address of Principal Executive Offices)

Registrant's telephone number, including area code (973) 461-5200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.

Other Events.

On January 12, 2015, the board of directors of Cover-All Technologies Inc. (the “Company”) approved 2015 compensation for its non-employee directors (the “Plan”).  The purpose of the Plan is to compensate members of the Company’s board of directors who are not employees of the Company (each, a “Non-employee Director”).

Pursuant to the Plan, each Non-employee Director will receive: (i) annual cash compensation of $22,000; and (ii) an annual award of such number of shares of the Company’s common stock that has a Fair Market Value (as defined in the Company’s Amended and Restated 2005 Stock Incentive Plan) of $29,000 on January 12, 2015.  These shares are restricted and will vest on November 30, 2015.  Each Non-employee Director serving on the Company’s Audit Committee or Compensation Committee will receive an additional $1,000 per quarter in cash for each such committee on which the director serves. In addition, the Non-executive Chairman of the Company’s board of directors shall receive an additional number of shares of the Company’s common stock having a Fair Market Value of $50,000 on January 12, 2015. These shares are restricted and will vest on November 30, 2015. The foregoing terms of the Plan are identical to the terms of the 2014 Non-employee Director compensation plan, approved by the board of directors of the Company on March 7, 2014 and amended by the Company’s board of directors on June 12, 2014.

Compensation for each Non-employee Director currently serving on the Acquisition Committee (the “Committee”) of the Company’s board of directors was approved on January 5, 2015 and was previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 8, 2015.

A summary of the Plan is attached hereto as Exhibit 99.1.

Item 9.01.

Financial Statements and Exhibits.

(d)

Exhibits.

99.1

Summary of 2015 Non-Employee Director Compensation, dated January 12, 2015.

[Signature on following page.]

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVER-ALL TECHNOLOGIES INC.

By:  /s/ Ann Massey

Ann Massey, Chief Financial Officer

Date:  January 15, 2015

Index to Exhibits

Exhibit No.	Description
Exhibit 99.1	Summary of 2015 Non-Employee Director Compensation.